[MOBIL OIL INDONESIA INC. LETTERHEAD]

14 February, 1995

Mr. J.M. Hosanski
Vice President LNG
TOTAL Indonesie

Mr. S.G. Leson
Vice President LNG & Operations
UNOCAL

Mr. C.L. Harris
Vice President LNG
VICO


Gentlemen,

     The purpose of this letter is to confirm our understanding regarding the allocation of supply entitlements between the Arun Plant and Bontang Plant for LNG sales made by PERTAMINA. The agreement of supply allocation will support PERTAMINA's LNG marketing objectives and facilitate effective planning and implementation of PERTAMINA's LNG sales contracts.

     Effective 1 January 1995, all contracts for additional LNG sales entered into (or in a form which has been substantially agreed to) before 1 January 1996 will be allocated 100% to the Bontang Plant. It is acknowledged the supply allocation for the extensions of the 1973 and 1981 Japanese Western Buyers contracts (10 and 5 years, respectively), the medium term sale to Korea Gas Corporation (MOA dated 30 September 1994), the medium term sale to Chinese Petroleum Corporation (MOA dated 6 December 1994), the long term sales to Korea Gas Corporation and Chinese Petroleum Corporation (Badak V and Badak VI, respectively), the two year extension of the Chubu Yokkaichi Sales Contract, and the sale to Korea Gas Corporation for two additional cargoes in February 1995 are allocated 100% to the Bontang Plant.

     The parties also acknowledge that because (1) the Arun Plant has sufficient inventory and was ready and able to deliver its entitlement to the last 1973 Sales Contract cargo transported on the LNG tanker Libra in 1994, but (2) that at Pertamina's direction such cargo was transferred to and loaded at Bontang on December 22, 1994, in order to provide sufficient inventory at both Plants for the delivery of the two additional cargoes to Korea Gas Corporation in February 1995, Arun's 1994 entitlement to such cargo was carried forward to 1995. The parties further acknowledge that the 1973 Sales Contract cargo transported on the LNG tanker Libra originally scheduled to be lifted from the Bontang Plant on January 11, 1995, was transferred to and loaded at the Arun Plant on January 11, 1995, in full satisfaction of Arun's 1994 carry-forward entitlement.

     Representatives from MOBIL, TOTAL, UNOCAL and VICO will consult with each other with a view to agreeing before the end of 1995 to the allocation of supply entitlements for additional LNG sales entered into 1 January 1996 and after.

     If this letter reflects our agreement on the allocation of supply entitlements please sign four original copies attached.


                                   Very truly yours,

                                   /S/
                                   J.B. King
                                   Vice President Gas Product


TOTAL Indonesie          UNOCAL Indonesia Company      VICO
Indonesia

By:  /S/            By:  /S/                      By:  /S/